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                                                                   Exhibit 10.19


Certain portions of this Exhibit have been omitted pursuant to a request for "Confidential Treatment" under Rule 24b-2 of the Securities and Exchange Commission. Such portions have been redacted and bracketed in the request and appear as [ ] in the text of this Exhibit. The omitted confidential information has been filed with the Securities and Exchange Commission.


                       AGREEMENT OF PURCHASE OF EQUIPMENT

CHAPTER I - GENERAL PRINCIPLES

1.1 The following contract is made by Shandong Huaguan Group General Company (hereinafter as Party A) and the American Pacific Aviation and Technology Corporation (hereinafter as Party B), based on the principle of mutual benefits and through negotiation, the purchase by Party A from Party B the production equipment of contactless smart cards.

1.2 It is agreed that Party B shall provide Party A with a full set, brand new, and state-of-art production lines for the production of contactless smart cards and the complete production technology, technical information and all software, to ensure that strength and durability of the mechanically tested cards produced by Party A meeting the ISO/Mifare standards, and of the electrically tested cards meeting the IEC standards. Party B shall also act as the sole agent of selling the contactless smart cards for and produced by Party A, the price of which shall be negotiated every three years. In the first three years,
        18,000,000 pieces of cards shall be sold to Party B at US$[   ]/piece.
        For this purpose Party A and Party B shall, in addition to this agreement, sign the "Agreement of Technical Service and Licensing" and "Agreement for the Purchase of Raw Materials and Sale of Products". Both Party A and Party B have agreed, for the purpose of promoting the domestic local market, Party A will sell 10% of the total contactless smart cards produced in first year, 20% of the second year, and 30% of the third year. Party B, as the sole sales agent, shall take over any unsold amount in the following month.

1.3 According to the laws and rules and regulations of the Peoples Republic of China and based on the principle of mutual benefits, the provisions of this agreement shall become effective and shall be executed at the same time with the "Agreement of Technical Services and Licensing" and the "Agreement for the Purchase of Raw Materials and Sale of Products".

CHAPTER II - PARTIES

2.1 Party A: Shandong Huaguan Group General Company is a registered corporation in the Peoples Republic of China.

        Legal Address: 134 Wen Hua Road South, Lai Wu City, Shandong, People's Republic of China
        Legal Representative:  Wang Shi Fan
        Title:                 Chairman
        Nationality:           Chinese
        Telephone:     (0634) 621-2901
        Fax:                  (0634) 621-5934
        Zip Code:        271100
        Bank:            Bank of China Lai Wu Branch
        Account Number:  US Dollars                   RMB

2.2     Party B: American Pacific Aviation & Technology Corp





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        Legal Address: One Sansome Street, 19th Street, San Francisco, CA 94104,
        USA
        Legal Representative:  Eric Gravell
        Title:                 Chairman
        Nationality:           U.S.
        Telephone:       (415) 951-1078
        Fax:                   (415) 951-1046
        Zip Code:        550017

CHAPTER III - NAME, SPECIFICATIONS, QUANTITY, PRICE AND DELIVERY OF EQUIPMENT

3.1 Party B shall provide Party A with a complete brand new production line in the state-of-art of the late 1990s (see Appendix I - "Details of Equipment, Moulds and Accessories") and accessories for the production of contactless smart cards. Said production line shall be able to produce 750 pieces of smart cards per hour. The total cost of the equipment and the moulds (including technical services, licensing and accessories) shall be US$[
                ] US Dollars), based on the CIF Jinan Airport price.

3.2 Before packaging said production line for shipment, Party A shall send five technical staff to come to the United States to conduct preliminary inspection of the equipment. Party B shall pay for the expense of the two-way air tickets, and provide lodging and transportation in the United States for the staff of Party A. Staff of Party A will stay in the United States for two weeks.

CHAPTER IV - PAYMENT

4.1     Within six weeks after the agreement is signed and approved, Party A
        shall make a deposit in the amount of US$[    ], or [ ] of the total
        contractual amount, to Party B in form of T/T. (AMPAC will issue stand-by LC for [ ]).

4.2 Two months before equipment is shipped, Party A shall issue a Letter of Credit representing [ ]% of the total price to Party B.

4.3 After approval of the preliminary inspection and one month before packaging for shipment, Party B shall issue a Revolving Letter of Credit to Party A for the purchase of 18,000,000 pieces of contactless smart cards for a period of three years (starting from the date when Party A begins production), the price of which shall be FOB Jinan airport
        US$[   ]/piece. The total amount of the Letter of Credit shall be
        US$[      ].

4.4     Upon receipt and successful test running of the equipment, Party A shall
        pay Party B a Letter of Credit in the amount of US$[      ], or [ ] of
        the total contractual price.

CHAPTER V - SPECIFICATIONS AND TECHNICAL CONDITIONS OF THE EQUIPMENT





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5.1     The production line supplied by Party B must be brand new, complete and shall correspond to the specifications of Appendix I - "Details of Equipment, Moulds and Accessories".

5.2 The performance and quality of the equipment shall meet the following requirements:

5.2.1 Operation Capacity: Shall meet the specifications of the manual of the equipment

5.2.2   Production Capacity: 6 million pieces/year

5.2.3   Product Specification: Shall meet the ISO/Mifare standards

5.2.4 Product Quality: the strength and durability of the mechanically tested cards shall meet the ISO standards, and the electrically tested cards shall meet the IEC standards

5.2.5   Reject rates: under 3% (not including chips)

5.3 The following accessorize shall be accompanied with the equipment delivered by Party B:

5.3.1 Special operation tools, maintenance and repair tools and testing tools

5.3.2 Easily damaged parts of equipment (the quantity shall be enough for one year normal consumption)

5.3.3 Qualified raw materials to b used for the 56-hour test run production (chips used during the test run period are fake).

5.4 The following documents shall be accompanied with the equipment delivered by Party B:

5.4.1    The quality approval certificate and the manual of the equipment

5.4.2    The packaging list of the equipment

5.4.3    Manuals of installation, testing, operation and maintenance

5.4.4 The quality assurance certificate and documentation, as specified in Chapter VII

5.4.5    Drawings of easily damaged parts and the list of accessories.

5.5 After making a deposit by Party A, Party B shall, within forty days, mail a technical layout drawing and power supply information to Party A for the purpose of technical design

5.6 Party B shall, two months before the installation and test running of the equipment, send the following documents via air mail or dispatch staff to provide on-site guidance for Party A:

5.6.1    The installation diagram and the foundation diagram

5.6.2 The power parameters (including electrical power, compressed air, water and stream) of the equipment, and the technical information of power supply and special shop requirements

5.7 The power utilization standards shall correspond to the power standards of the Peoples Republic of China, that is, 380+-10 volts for the transformer, and 50+-5% hertz for the frequency.

CHAPTER VI - INSTALLATION, TROUBLE-SHOOTING, TEST RUNNING
             AND RECEIPT AND ACCEPTANCE






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6.1     Party B shall be responsible for installing and test running the equipment, as well as training the staff for Party A, to ensure that successful installation and test running be completed within two weeks upon the arrival of the equipment in the shop. Party A shall provide technical staff, workers and other needs to accomplish the job.

6.2 The test run period shall be seven working days, eight hours a day. The purpose of the test run is to inspect the production equipment, and to examine if the products produced meet the requirements as specified in Provision 5.2. After satisfactory inspection and examination, the equipment shall be received and accepted.

6.3 The process of receipt and acceptance includes, in addition to test run, inspection of whether documentations accompanied are complete and whether the quality and quantity of the raw materials accompanied meet the requirements, and the conditions of the easily damaged parts.

6.4 No breakdown of the equipment shall be allowed during the test run period. In the event the breakdown rate or the rate of the rejected products is under 97%, it shall be ruled that the test run fails to pass the receipt and acceptance process and that a second test run shall be made to test the equipment for another fourteen working days until the equipment meeting the receipt and acceptance standards. After receipt and acceptance, both parties shall sign the "Certificate of Receipt and Acceptance".

6.5 Large volume of production shall only begin after receipt and acceptance of the equipment. Both parties agree that after receipt and acceptance, the production volume of the first month shall meet 50% of the contractual volume, the second month, 70%, and the third month, 100%.

6.6 Party B shall assume the cost of its staff during their period of working in the factory. Party A shall provide food in the factory and transportation within the city.

CHAPTER VII - QUALITY INSPECTION

7.1 Party B shall guarantee that the equipment is made of top materials, in top craftsmanship. The quality, specification and performance of the equipment shall meet the requirements specified in this contract.

7.2 Before delivery, Party B shall conduct a thorough and full inspection of the quality, specification and performance, as well as the quantity/weight of the equipment, and shall provide a certificate of inspection, along with the details and results of inspection confirming that the quality and quantity of the equipment meets the requirements of this contract. A quality and quantity inspection certificate shall be provided by Party B when the equipment is delivered to Party A.






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7.3     Upon arrival of the equipment at the destination, Party A shall, in accordance to the laws and rules and regulations of the Peoples Republic of China, apply to have the equipment inspected by the Import and Export Inspection Bureau (hereinafter as Inspection Bureau). Parties A and B shall be both present at said inspection. Party A shall notify Party B thirty days in advance the inspection date and representative from Party B shall arrive at the inspection site on said inspection date. In the event Party B does not show up on time or does not send any representative to participate in the inspection, the Inspection Bureau shall continue the inspection as scheduled and Party A shall notify the result to Party B who shall acknowledge the result accordingly.

7.4 In the event that any quality or quantity error, or any missing part is found during the inspection that does not meet the requirements of this agreement, or any damage due to packaging, Party B shall within six weeks make compensation, or shall make repairs at its own cost. In the event that any damage is caused by Party A, Party B shall replace the damaged item as soon as possible, and the cost of replacement shall be assumed by Party A.

7.5 In the event the inspection finds any serious quality or quantity problem of the equipment, Party A shall have the right to return the equipment or request compensation based on the provisions of Chapter IX.

7.6 The warranty period of the equipment shall be 12 months, commencing the date when the equipment is received and accepted. During the warranty period Party B shall be responsible to repair or replace the equipment if the equipment is damaged or broken due its inherent problem.

CHAPTER VIII - PACKAGING AND SHIPMENT

8.1 When packaging, Party B shall use a new and solid wood container with necessary measures taken to prevent moist, shock, rust and rough loading and unloading of the equipment to ensure that the package is suitable for long distance transportation.

8.2     Packaging and Delivery Marks

8.2.1 Party B shall mark with paint at the four sides of the container such information as the number of the container, the size, weight, net weight, destination, receipt code, "face up", "handle with care", "no moist", "hoisting point" and "gravity point".

8.3    Shipment Information

8.3.1 When shipping, Party B shall fax Party A the following information: A. Date of Shipment, B. Port of Shipment, C. Port of Destination, and D. Number, Name, Quantity, Weight, Total Weight and Size of the Container.

8.3.2 When shipping, Party B shall send Party A via express mail the following information: A. Shipment Slip, with specification of the name and the quantity of the merchandize; B. Packaging Slip (2 copies), specifying the number, size, weight of the container, and the name, quantity, net weight of








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         the merchandize, and the date of shipment; and C. The inspection certificate provided by the manufacturer, as specified under Chapter
         VII.

CHAPTER IX - COMPENSATION AND PENALTY

9.1 In the event Party B fails to execute this contract after Party B receives the deposit required by this contract, Party B shall return all deposits to Party A and shall, based on the USD loan interest rate of China Bank of the date when the deposit is remitted, make a penalty compensation for the period of delay at a rate twice the said interest rate.

9.2 When executing this contract, if the specifications, quality and quantity do not meet the requirements of this contract, Party A shall, when presenting the inspection certificate of the Inspection Bureau, have the right to request that Party B make compensation within 30 days and Party B shall pay all the direct related loss and cost.

9.3 During the warranty period if it is due to the inherent problem of the equipment itself which causes any production problem, Party A shall have the right to request that Party B compensate.

9.4 Party A shall assume the cost of overtime for any delay of installation and test running of the equipment caused by Party A.

9.5 In the event Party B does not respond within 30 days upon compensation demand made by Party A, it shall be considered that Party B accept said claim.

9.6 Except for force majeure as specified in Provision 10.1, in the event the seller fails to deliver the merchandize on time according to the contract, Party A shall agree that Party B can postpone its delivery provided that Party B shall pay a penalty of 0.5% of the total cost for every delayed week but this penalty shall not exceed 5% of the total cost. In the event the delay of delivery exceeds ten weeks, Party A shall have the right to terminate the contract and Party B shall still pay for the penalty for the actual delayed days.

9.7 Without written agreement of Party B, Party A cannot transfer the patent technology to a third party, nor Party A can duplicate the equipment of Party B. Party B can request compensation from Party A for any violation of this provision.

CHAPTER X - FORCE MAJEURE

10.1 During the time of manufacturing or in the process of shipping, in the event of war, fire, flood, typhoon, earthquake or other force majeure acknowledged by both parties that causes Party B fail or delay to execute the provisions of this contract as schedule, Party B shall assume no liability. In the event of force majeure, Party B shall notify Party A immediately and shall within two weeks, send a (certificate issued by the) government agency (to confirm said force






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        majeure) to Party A via air mail.

CHAPTER XI - ARBITRATION

11.1 In the event of any dispute arises during the execution of this agreement or over this agreement and when both parties fail to settle the dispute by friendly negotiation, said dispute shall be brought for arbitration. The dispute shall be heard by the China International Economic and Trade Arbitration Committee, regardless who the plaintiff is, and shall be conducted according to the arbitrary procedures set by said committee.

11.2 In the event that both parties fail to settle the dispute by friendly negotiation within 60 days, plaintiff shall have the right to request arbitration and the arbitration shall be conducted in Chinese.

11.3 The decision of the Arbitration Committee shall be final and shall have binding effect upon both parties. Neither party can request the court or other government agencies to change the decision. Arbitration fee shall be paid by the losing party.

11.4 During the period of arbitration, other non-disputed provisions of the contract shall remain legally valid.

CHAPTER XII - GOVERNING LAWS AND VALIDATY

12.1 When executing this agreement, both Parties A and B shall comply with the laws and rules and regulations of the Peoples Republic of China.

12.2 This agreement shall be signed by representative of both parties and shall apply for official approval by respective government. The date of approval obtained by either Party A or B, whicever is later, shall be considered as the effective date of this agreement.

12.3 Both parties shall fax the government approval to the other party and shall be followed with a letter of confirmation. In the event that after six months any party fails to obtain the government approval, the other party shall have the right to terminate the agreement.

12.4 After this agreement becomes effective, both Parties A and B shall, if needed, negotiate revisions to accommodate the practicalities of executing this agreement. These revisions shall become effective when both parties sign the amendment. Neither party can amend the agreement individually.

CHAPTER XIII - DOCUMENTS

13.1    This agreement shall be written in Chinese.

13.2    This agreement is signed April 1, 2000





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13.3    This agreement contains four original copies, with each party holding two copies.

PARTY A: Shandong Huaguan Group General Company
Company Representative: Wang Shifan
Signature:

PARTY B: The American Pacific Aviation & Technology Corporation
Company Representative: Allen Yue
Signature: